                                                                     EXHIBIT 11.
                           TERA COMPUTER COMPANY
                       (a development stage company)

                     COMPUTATION OF PER SHARE EARNINGS
                                (unaudited)


                                                                                 Period from
                                                                                 December 7,
                                                                               1987 (inception)
                          Three Months Ended             Six Months Ended          through
                               June 30,                      June 30,              June 30,
                         1996           1997           1996           1997           1997
                     ------------   ------------   ------------   ------------   ------------
WEIGHTED AVERAGE
  SHARES OUTSTANDING    4,718,657      7,159,373      4,315,780      6,912,675      1,839,029

NET LOSS APPLICABLE
  TO COMMON STOCK     $(3,737,230)   $(3,939,977)   $(7,288,138)   $(6,381,367)  $(33,426,456)

NET LOSS PER SHARE    $     (0.79)   $     (0.55)   $     (1.69)   $     (0.92)  $     (18.18)